                                                                    Exhibit 99.2
                                     MATTEL

                     Unaudited Pro Forma Condensed Combined
                              Financial Statements

  We have provided unaudited condensed combined financial statements of Mattel after giving effect to the merger, which are referred to as "pro forma" information. In presenting these unaudited pro forma condensed combined financial statements, we treated our companies as if they had always been combined for accounting and financial reporting purposes. This method is known as the "pooling of interests" method of accounting. You should be aware that these unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the merger.

  We have provided an unaudited pro forma condensed combined balance sheet as of December 31, 1998 that includes the impact of transaction costs related to the merger and tax benefits relating to Learning Company's net operating loss carryforwards and deductible temporary differences. The impact of merger integration and Mattel restructuring costs to be recognized in the second quarter of 1999 are not included in this balance sheet.

  We have also provided unaudited pro forma condensed combined statements of operations for the years ended December 31, 1996, 1997, and 1998 assuming the merger had occurred as of January 1, 1996. The unaudited pro forma condensed combined statements of operations for all periods presented exclude the positive effects of potential cost savings that the companies may achieve upon combining the resources of Mattel and Learning Company, transaction costs of approximately $75 to $85 million, including investment banking, legal and accounting fees and contractual incentive benefits, and merger integration and Mattel restructuring costs to be recognized in the second quarter of 1999.

  On March 5, 1998, Learning Company purchased Mindscape, Inc. Since the acquisition of Mindscape, Inc. is material to Learning Company's results of operations, we have included the preacquisition results of Mindscape, Inc. in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 as if the acquisition had occurred on January 1, 1998.

  The condensed annual historical statements of operations of Mattel are derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission in Mattel's 1998 Annual Report on Form 10-K.

  The condensed annual historical statements of operations of Learning Company are derived from its audited consolidated financial statements previously filed with the Securities and Exchange Commission in Learning Company's 1998 Annual Report on Form 10-K.

                                     MATTEL

              Unaudited Pro Forma Condensed Combined Balance Sheet
                            as of December 31, 1998

                                            Historical          Pro Forma
                                         ----------------- --------------------
                                                  Learning
                                          Mattel  Company  Adjustments Combined
                                         -------- -------- ----------- --------
                                                     (In millions)
                 ASSETS
                 ------
Current Assets:
  Cash, cash equivalents and marketable
   securities........................... $  212.5  $256.8     $ --     $  469.3
  Accounts receivable, net..............    983.0   167.0       --      1,150.0
  Inventories...........................    584.4    59.9       --        644.3
  Prepaid expenses and other current
   assets...............................    277.9    56.5       --        334.4
                                         --------  ------     -----    --------
    Total current assets................  2,057.8   540.2       --      2,598.0
                                         --------  ------     -----    --------
Property, plant and equipment, net......    736.5    26.7       --        763.2
Other noncurrent assets.................  1,467.9   253.9      64.4(a)  1,786.2
                                         --------  ------     -----    --------
    Total Assets........................ $4,262.2  $820.8     $64.4    $5,147.4
                                         ========  ======     =====    ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
Current Liabilities:
  Short-term borrowings and current
   portion of long-term liabilities..... $  167.5  $ 75.1     $ --     $  242.6
  Accounts payable, accrued liabilities
   and income taxes payable.............  1,149.7   166.9      50.0(b)  1,366.6
                                         --------  ------     -----    --------
    Total current liabilities...........  1,317.2   242.0      50.0     1,609.2
                                         --------  ------     -----    --------
Long-term debt..........................    983.5   191.2       --      1,174.7
Other long-term liabilities.............    141.3   101.4       --        242.7
                                         --------  ------     -----    --------
    Total long-term liabilities.........  1,124.8   292.6       --      1,417.4
                                         --------  ------     -----    --------
Stockholders' equity....................  1,820.2   286.2      14.4(c)  2,120.8
                                         --------  ------     -----    --------
    Total Liabilities and Stockholders'
     Equity............................. $4,262.2  $820.8     $64.4    $5,147.4
                                         ========  ======     =====    ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL

         Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1998

                                      Historical                   Pro Forma
                          ----------------------------------- ---------------------
                                   Learning
                           Mattel  Company      Mindscape     Adjustments  Combined
                          -------- --------  ---------------- -----------  --------
                                             (Preacquisition)
                                   (In millions, except per share data)
Net Sales...............  $4,781.9 $ 839.3        $  9.1        $  --      $5,630.3
  Cost of sales.........   2,418.9   289.0           9.8           --       2,717.7
                          -------- -------        ------        ------     --------
Gross Profit............   2,363.0   550.3          (0.7)          --       2,912.6
  Advertising and
   promotion expenses...     813.3   104.4          12.5           --         930.2
  Other selling and
   administrative
   expenses.............     882.1   262.6          11.8           --       1,156.5
  Amortization of
   intangibles..........      41.9    88.2           2.6           2.6(d)     135.3
  Charge for incomplete
   technology...........       --     56.8           --            --          56.8
  Restructuring and
   other charges........       --    113.3          16.6           --         129.9
  Special charge........      44.0     --            --            --          44.0
  Interest expense......     110.8    17.6           --            --         128.4
  Other expense
   (income), net........       5.8   (18.8)          --            --         (13.0)
                          -------- -------        ------        ------     --------
Income (Loss) from
 Continuing Operations
 Before Income Taxes....     465.1   (73.8)        (44.2)         (2.6)       344.5
  Provision for income
   taxes................     132.8    31.5           1.1          20.9(e)     186.3
                          -------- -------        ------        ------     --------
Income (Loss) from
 Continuing Operations..     332.3  (105.3)        (45.3)        (23.5)       158.2
  Preferred stock
   dividend
   requirements.........       8.0     --            --            --           8.0
                          -------- -------        ------        ------     --------
Income (Loss) from
 Continuing Operations
 Applicable to Common
 Shares.................  $  324.3 $(105.3)       $(45.3)       $(23.5)    $  150.2
                          ======== =======        ======        ======     ========
Basic Income (Loss) Per
 Common Share(f):
Income (Loss) Per Share
 from Continuing
 Operations.............  $   1.11 $ (1.28)                                $   0.38
                          ======== =======                                 ========
Average Number of Common
 Shares.................     291.5    82.3                                    397.0
                          ======== =======                                 ========
Diluted Income (Loss)
 Per Common Share(f):
Income (Loss) Per Share
 from Continuing
 Operations.............  $   1.10 $ (1.28)                                $   0.36
                          ======== =======                                 ========
Average Number of Common
 and Common Equivalent
 Shares.................     303.2    82.3                                    436.3
                          ======== =======                                 ========

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL

         Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1997

                                          Historical           Pro Forma
                                       -----------------  ----------------------
                                                Learning
                                        Mattel  Company   Adjustments   Combined
                                       -------- --------  -----------   --------
                                        (In millions, except per share data)
Net Sales............................. $4,834.6 $ 620.9     $  --       $5,455.5
  Cost of sales.......................  2,434.6   201.3        --        2,635.9
                                       -------- -------     ------      --------
Gross Profit..........................  2,400.0   419.6        --        2,819.6
  Advertising and promotion expenses..    779.1    67.3        --          846.4
  Other selling and administrative
   expenses...........................    797.0   216.1        --        1,013.1
  Amortization of intangibles.........     32.2   455.0        --          487.2
  Charge for incomplete technology....      --     20.3        --           20.3
  Restructuring and other charges.....    275.0    68.6        --          343.6
  Interest expense....................     90.1    22.5        --          112.6
  Other expense (income), net.........      1.5    (6.3)       --           (4.8)
                                       -------- -------     ------      --------
Income (Loss) from Continuing
 Operations Before Extraordinary Item
 and Income Taxes.....................    425.1  (423.9)       --            1.2
  Provision (benefit) for income
   taxes..............................    135.3    71.0      (27.0)(e)     179.3
                                       -------- -------     ------      --------
Income (Loss) from Continuing
 Operations Before Extraordinary
 Item.................................    289.8  (494.9)      27.0        (178.1)
  Preferred stock dividend
   requirements.......................     10.5     --         --           10.5
                                       -------- -------     ------      --------
Income (Loss) from Continuing
 Operations Before Extraordinary Item
 Applicable to Common Shares.......... $  279.3 $(494.9)    $ 27.0      $ (188.6)
                                       ======== =======     ======      ========
Basic Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations Before
 Extraordinary Item................... $   0.96 $ (7.48)                $  (0.51)
                                       ======== =======                 ========
Average Number of Common Shares.......    290.5    66.2                    369.9
                                       ======== =======                 ========
Diluted Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations Before
 Extraordinary Item................... $   0.94 $ (7.48)                $  (0.51)
                                       ======== =======                 ========
Average Number of Common and Common
 Equivalent Shares....................    295.7    66.2                    369.9
                                       ======== =======                 ========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL

         Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1996

                                      Historical            Pro Forma
                                   ------------------  ----------------------
                                             Learning
                                    Mattel   Company   Adjustments   Combined
                                   --------  --------  -----------   --------
                                    (In millions, except per share data)
Net Sales......................... $4,535.3  $ 529.5     $  --       $5,064.8
  Cost of sales...................  2,315.5    159.2        --        2,474.7
                                   --------  -------     ------      --------
Gross Profit......................  2,219.8    370.3        --        2,590.1
  Advertising and promotion
   expenses.......................    778.9     35.1        --          814.0
  Other selling and administrative
   expenses.......................    772.3    162.2        --          934.5
  Amortization of intangibles.....     32.5    434.5        --          467.0
  Charge for incomplete
   technology.....................      --      56.7        --           56.7
  Restructuring and other
   charges........................      --      12.3        --           12.3
  Interest expense................    100.2     26.7        --          126.9
  Other (income), net.............     (0.9)    (9.3)       --          (10.2)
                                   --------  -------     ------      --------
Income (Loss) from Continuing
 Operations Before Income Taxes...    536.8   (347.9)       --          188.9
  Provision (benefit) for income
   taxes..........................    164.6     28.6      (26.3)(e)     166.9
                                   --------  -------     ------      --------
Income (Loss) from Continuing
 Operations.......................    372.2   (376.5)      26.3          22.0
  Preferred stock dividend
   requirements...................      7.4      --         --            7.4
                                   --------  -------     ------      --------
Income (Loss) from Continuing
 Operations Applicable to Common
 Shares........................... $  364.8  $(376.5)    $ 26.3      $   14.6
                                   ========  =======     ======      ========
Basic Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations............ $   1.26  $ (6.56)                $   0.04
                                   ========  =======                 ========
Average Number of Common Shares...    290.4     57.4                    359.2
                                   ========  =======                 ========
Diluted Income (Loss) Per Common
 Share(f):
Income (Loss) Per Share from
 Continuing Operations............ $   1.23  $ (6.56)                $   0.04
                                   ========  =======                 ========
Average Number of Common and
 Common Equivalent Shares.........    303.1     57.4                    368.2
                                   ========  =======                 ========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL
                Notes to Unaudited Pro Forma Condensed Combined
                              Financial Statements

1. Basis of Presentation

  The unaudited pro forma condensed combined financial statements assume a business combination between Mattel and Learning Company accounted for using the pooling of interests method and are based upon the respective historical financial statements and the accompanying notes of Mattel and Learning Company, as well as the historical financial statements of Mindscape, Inc.

  Each share of Learning Company series A preferred stock was converted into 20 shares of Learning Company common stock just prior to consummation of the merger. According to the merger agreement, each outstanding share of Learning Company common stock was then converted into the right to receive 1.2 shares of Mattel common stock.

  Although the transaction has been completed, the costs of the merger can only be estimated at this time. The unaudited pro forma condensed combined statements of operations for all periods presented exclude the positive effects of potential cost savings that the companies may achieve upon combining the resources of Mattel and Learning Company, transaction costs of approximately $75 to $85 million, including investment banking, legal and accounting fees and contractual incentive benefits, and merger integration and Mattel restructuring costs to be recognized in the second quarter of 1999.

  The unaudited pro forma condensed combined balance sheet as of December 31, 1998 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date. The impact of merger integration and Mattel restructuring costs to be recognized in the second quarter of 1999 are not included in this balance sheet.

  Certain historical Learning Company and Mindscape, Inc. results have been reclassified to conform with Mattel's basis of presentation.

2. Pro Forma Adjustments

  Intercompany Transactions--There were no material intercompany transactions that required elimination from the unaudited pro forma condensed combined statements of operations or balance sheet.

 Balance Sheet

  (a) Other Noncurrent Assets--The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the recognition of the estimated tax benefits related to Learning Company's net operating loss carryforwards and deductible temporary differences under the combined company's income tax position.

  (b) Accounts Payable, Accrued Liabilities, and Income Taxes Payable--The pro forma adjustment in the amount of $50 million, net of taxes, reflects accruals in connection with the estimated transaction costs of $75 million related to the merger. These costs are not considered in the unaudited pro forma condensed combined statements of operations. These estimated transaction costs will be charged against the results of operations in the second quarter of 1999.

                                     MATTEL
                Notes to Unaudited Pro Forma Condensed Combined
                        Financial Statements (Continued)

  (c) Stockholders' Equity--Stockholders' equity has been adjusted to reflect the following:

  --Common stock accounts are adjusted for the assumed issuance of approximately 123 million shares of Mattel common stock in exchange for approximately 102 million shares of Learning Company common stock (which includes shares of Learning Company common stock issued upon conversion prior to the merger of Learning Company Series A preferred stock at the rate of 20 common shares for each preferred share outstanding as of December 31, 1998) using the exchange ratio of 1.2.

  --Additional paid-in capital is adjusted for the effects of issuance of shares of Mattel common stock having a $1.00 par value per share in exchange for Learning Company Series A preferred stock and Learning Company common stock, each having a $0.01 par value per share, and the recognition of the tax benefits related to the exercise of Learning Company non-qualified stock options due to utilization of Learning Company's net operating losses in the unaudited pro forma condensed combined statements of operations.

  --Retained earnings is adjusted for the effects of:

     (1) accrual for the minimum of the estimated range for transaction costs related to the merger;

     (2) compensation expense related to the Learning Company restricted common stock; and

     (3) recognition of estimated tax benefits from the assessment of income tax valuation allowances under the combined company's expected income tax position.

 Statement of Operations

  (d) Amortization of Intangibles--In connection with its acquisition of Mindscape, Inc., Learning Company recorded goodwill and other intangible assets, which reflected the allocation of the purchase price paid to brands and trade names and completed technology and products. The pro forma adjustment reflects the amortization of the identifiable intangible assets acquired and goodwill over their estimated useful lives on a straight-line basis. The estimated useful lives of brands and trade names, completed technology and products, and goodwill are 10, 2 and 10 years, respectively.

  (e) Provision (Benefit) for Income Taxes--The unaudited pro forma adjustment reflects the reduction of valuation allowances established in Learning Company's historical financial statements resulting in the recognition of estimated benefits of net operating losses incurred by Learning Company in the unaudited pro forma condensed combined financial statements due to the combined company's expected income tax position.

  (f) Income (Loss) per Common Share--Historical and unaudited pro forma per share data of Mattel and Learning Company include the retroactive effects of the March 1997 merger of Tyco Toys, Inc. into Mattel, and the August 1998 merger of Broderbund Software, Inc. into Learning Company, each accounted for as a pooling of interests. Unaudited pro forma weighted average common shares outstanding for all periods presented are based upon Mattel's and Learning Company's combined historical weighted average shares, adjusted for dilutive common stock equivalents, as appropriate, and after adjustment of Learning Company's historical number of shares using the exchange ratio of 1.2.